PURCHASING AGREEMENT
                               TERMS & CONDITIONS

1. Agreement to Purchase. MICROAGE COMPUTER CENTERS, INC. (the "Company") distributes and sells to authorized customers, computer hardware and related products (collectively the "Products") supplied by various vendors ("Vendors"). The "Purchaser" (identified on the Application and below) agrees to purchase and resell the Products in accordance with the terms and conditions of this Agreement and the Company's general policies and procedures as outlined in the Price Guide and the Business Builder Resource Guide (collectively the "BBRG"), subject to, and contingent upon, availability of the Product and receipt by the Company of Vendor authorization if required.

2. Business Location and Name. The Company shall ship all Products to the address designated by the Purchaser. The Purchaser shall notify the Company of any change in Purchaser's business location or business name. Until a Vendor which requires authorization provides the Company with approval to do so, the Company shall not be obligated to ship to the new location or business name.

3. Product Ordering and Shipment Terms and Conditions. The Company's general policies and procedures as outlined in the BBRG shall contain the terms and conditions by which the Products shall be ordered and shipped. The Company shall have the right to allocate its available products among its customers in such manner as the Company deems equitable. The Purchaser shall comply with the terms of this Agreement, the general policies and procedures as outlined in the BBRG, and the standards and specifications established by its Vendors, as each may be modified from time to time.

4. Product Cost. The purchase price for the Products and other terms and conditions of sale shall be as set forth in the applicable BBRG. The Purchaser shall make payment to the Company as outlined in the BBRG. The Company may grant, modify, or revoke credit in the Company's sole discretion. Also, in its sole discretion, the Company may modify the purchase price for the Products or the time or manner of payment and/or invoicing procedures in accordance with policies and procedures announced periodically or as contained in the general policies and procedures as outlined in the BBRG. Delinquent payments shall be subject to a service charge, of the lesser of one and one-half percent (1-1/2%) or the highest applicable legal rate allowed, on the delinquent amount due per month, until paid. Should the Purchaser become delinquent in any payment due the Company or its affiliates, the Company may in its sole discretion (with or without notice) suspend acceptance of orders from, or shipments to, the Purchaser.

5. Independent Businessperson. The parties agree that each of them is an independent business and that their only relationship is by virtue of this Agreement. Neither party is liable or responsible for each other's debts or obligations. The Company and the Purchaser agree that neither of them will hold itself out to be the agent, partner, franchisee, joint venturer, employer or related party of the other.

6. Indemnification. The Purchaser shall indemnify and hold harmless the Company from all fines, suits, proceedings, claims, demands or action of any kind or nature, or from any third party whomsoever, arising or growing out of, or otherwise connected with, the Purchaser's business.

7. Price Guide. The BBRG may be published in one or more media, including printed and electronic. The Company reserves the right to change the policies and procedures outlined in the BBRG, which changes shall be effective when notice shall have been sent to the Purchaser. The master copy of the BBRG maintained by the Company at its principal office shall be controlling in the event of a dispute relative to the content of any provision therein.

8. Purchaser Criteria. The Purchaser acknowledges and represents that: (i) its execution of this Agreement does not violate the terms of any other dealer/distributor agreement it is a party to; (ii) at no time during discussions concerning this Agreement did the Company induce the Purchaser to terminate or impair any existing contract it may have; and (iii) the Purchaser represents that it possesses any authorization required by the Vendors for the sale of the Products. The Purchaser shall maintain said Vendor authorization(s) in good standing during the terms of this Agreement.

9. Proprietary Markets and Trademarks. The Purchaser acknowledges that the Company's trademarks, including without limitation, MICROAGE and ecAdvantage, are the Company's sole and exclusive property, and that the Purchaser is specifically prohibited from using the Company's trademarks in any manner or for any purpose.

10. Mutual Right to Terminate. Either party may terminate this Agreement at any time, with or without cause, and in its sole and absolute discretion, upon thirty (30) days' prior written notice to the other party. This Agreement shall terminate immediately upon the expiration or termination of the master vendor agreement between the Company and the Vendor(s). Upon any termination or expiration of the Agreement, each party shall pay to the other all amounts or accounts payable then owed and unpaid between the parties, if any, within fifteen (15) calendar days of the effective date of such termination or expiration.

11. Assignment. The Purchaser may not sell, transfer or assign this Agreement, in whole or in part, or any of the rights hereunder unless the Purchaser obtains the Company's prior written consent.

12. Confidentiality. The Purchaser shall maintain the confidentiality of all elements of the distribution system, the Agreement, the BBRG and the Company's methods of doing business.

13. Miscellaneous Provisions.

   13.1 Applicable manufacturer's warranties are passed through to the Purchaser's end users. THE COMPANY HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF NON-INFRINGEMENT AND IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. TO THE GREATEST EXTENT ALLOWABLE UNDER LAW, THE COMPANY SHALL NOT BE LIABLE TO THE PURCHASER OR ANY THIRD PARTY FOR CONSEQUENTIAL, INDIRECT, SPECIAL, OR INCIDENTAL DAMAGES, INCLUDING, WITHOUT LIMITATION, LOSS OF DATA, TIME OR PROFITS EVEN IF THE COMPANY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

   13.2 This Agreement may be modified only upon execution of a written agreement executed by the parties. No waiver of any condition or covenant contained in this Agreement, or failure to exercise a right or remedy of the Company or the Purchaser, shall be considered to imply or constitute a further waiver by the waiving party of the same or any other condition, covenant, right or remedy.

   13.3 The validity and construction of this Agreement shall be governed by the internal laws of the State of Arizona. The 1980 U.N. Convention on Contracts for the International Sale of Goods is specifically rejected and does not apply to any transaction under this Agreement. If any of the terms of this Agreement are inconsistent with the applicable state statutes, then state statutes will supersede such terms. If a claim is asserted in any legal proceeding, the Purchaser and the Company agree to irrevocably submit to the jurisdiction of the Superior Court of the State of Arizona and the Federal District Court for the District of Arizona, and irrevocably agree that venue for any action or proceeding shall be in Maricopa County, Arizona. Both parties waive any objection to the jurisdiction of these courts or to venue in Maricopa County, Arizona. In the event an action is brought to enforce this Agreement, the prevailing party shall be entitled to its costs and reasonable attorneys' fees.

   13.4 All notices required to be given under this Agreement shall be given in writing, by certified mail, return receipt requested, at the address of the parties contained in the Program Application, or to such other addresses as the Company or the Purchaser may designate in writing from time to time, and shall be effectively given five (5) business days after deposit in the United States mail, postage prepaid.

   13.5 These terms and conditions contain the entire agreement between the parties and supersede any and all prior agreements, if any, between the parties concerning the subject matter hereof. The Purchaser agrees and understands that the Company shall not be liable or obligated for any verbal representations made. The Company does not authorize and will not be bound by any representation of any nature other than those expressed in this Agreement.

   13.6 The undersigned certifies that the Federal Taxpayer Identification Number provided on the Application is correct and that the Purchaser is not subject to back-up withholding.

   13.7 The statements provided in this Application and in the attached documents are true and complete to the best of the Purchaser's knowledge. The Company may contact any person or business outlined in this Application for the purpose of verifying the discreet information submitted; and the Purchaser agrees to authorize any such person or business to release any information to the Company which may be required to effect such verification. The individual signing this Agreement represents that the Purchaser (if applicable) is a valid corporation in good standing. By signing this Agreement, the Company and the Purchaser agree that a facsimile of the signed Agreement may be construed and accepted as valid, enforceable and binding on the parties hereto.

PURCHASER

________________________________________________________________________________
(Complete name of corporation, partnership or sole proprietorship)

By______________________________________________________________________________
  (Signature of Corporate Officer, Partner  or Owner)
Print Name______________________________________________________________________
Title___________________________________________________________________________
Date____________________________________________________________________________

MICROAGE COMPUTER CENTERS, INC.

By______________________________________________________________________________
Title___________________________________________________________________________
Date____________________________________________________________________________